Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61814, 333-117412, 333-125960) and the Registration Statement on Form S-3 (No. 111495) of Sohu.com Inc. of our report dated February 28, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

February 28, 2008